Exhibit 10.61

TENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Tenth Amendment to Employment Agreement (the “Tenth Amendment”) is made and entered into as of January 1, 2004, by and between KENNEDY-WILSON, INC., a Delaware corporation with its principal office located in Beverly -Hills, California (the “Company”), and Freeman A. Lyle, Jr., an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of April 1, 1996, and amended April 1, 1997, April 1, 1998, April 1, 1999, April 1, 2000, January 1, 2001, March 28, 2001, September 1, 2002, and October 1, 2003 (“Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Term of Employment.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of January 1, 2004 as follows:

1.              The Term of the Agreement is extended until December 31, 2004. Therefore, Section 2 of the Agreement is amended such that the termination date of “December 31, 2003” is deleted and the termination date of “December 31, 2004” is inserted in lieu thereof.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Tenth Amendment as of the date first above written.

COMPANY”
KENNEDY-WILSON, INC.
A California Corporation

By:	/s/ William J. McMorrow
Chief Executive Officer

“EMPLOYEE”
/s/ Freeman Lyle, Jr.